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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-31056) pertaining to the 1994 Employee Incentive and Non-Qualified Stock Option Plan, the 1997 Equity Incentive Plan, the 1999 Non-Employee Directors' Stock Option Plan and the 1999 Employee Stock Purchase Plan of Diversa Corporation, of our report dated January 26, 2001, with respect to the financial statements of Diversa Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young LLP

San Diego, California
March 23, 2001